Exhibit 10.6

ZEDGE HOLDINGS, INC.

2008 OMNIBUS STOCK INCENTIVE PLAN

(Amended and Restated on November 1, 2011)

1.	Establishment, Purpose and Types of Awards.

Zedge Holdings, Inc. (the “Company”) hereby establishes the Zedge Holdings, Inc. 2008 Omnibus Stock Incentive Plan (the “Plan”). The Plan is intended to enhance the Company’s and its Related Entities’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Related Entities and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock, and deferred stock units. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be nonqualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or a Related Entity shall in all cases be nonqualified stock options.

2.	Definitions.

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

(a)	“Award” means a grant of an Option, Restricted Stock or Deferred Stock Units under the Plan.

(b)	“Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change in Control” means a change in ownership or control of the Company effected through any one or more of the following:

(i)  any one person or entity, or more than one person or entity acting as a group (in each case excluding (A) IDT Corporation and its affiliates, (B) David Colburn, Shaman II, L.P. and their respective affiliates, and (C) any other stockholder of the Company and their respective affiliates as of the date the Plan is adopted by the stockholders), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that person or entity or persons or entities acting as a group) ownership of the Company’s capital stock possessing at least fifty percent (50%) of the total voting power of the capital stock; or

(ii)  any one person or entity, or more than one person or entity acting as a group (in each case excluding (A) IDT Corporation and its affiliates, (B) David Colburn, Shaman II, L.P. and their respective affiliates, and (C) any other stockholder of the Company and their respective affiliates as of the date the Plan is adopted by the stockholders), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that person or entity or persons or entities acting as a group) assets from the Company that have a total gross fair market value equal to at least forty percent (40%) of the total gross fair market value of all the Company’s assets immediately prior to the acquisition or acquisitions. Gross fair market value means the value of the Company’s assets, or the value of the assets being disposed of, without regard to any liabilities associated with these assets.

In determining whether a Change in Control occurs, the attribution rules of Code Section 318 apply to determine stock ownership. The stock underlying a vested option is treated as owned by the individual who holds the vested option, and the stock underlying an unvested option is not treated as owned by the individual who holds the unvested option. In addition, similar rules apply for determining whether a Change in Control of a noncorporate entity has occurred.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” initially means the Board provided that, when the Board shall establish a Compensation Committee of the Board, unless the Board determined to retain its role in respect of the Plan, such Compensation Committee shall constitute the Committee, or such other committee as the Board may designate from time to time to administer the Plan.

(g)	“Common Stock” means shares of Common Stock, par value $01 per share, of the Company.

(h)	“Company” means Zedge Holdings, Inc., a corporation incorporated under the laws of the State of Delaware, or any successor corporation.

(i)  “Continuous Service” means that the provision of Services to the Company or a Related Entity is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity or any successor in any capacity of officer, employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of officer, employee or consultant (except as otherwise provided in the applicable Agreement). An approved leave of absence shall include sick leave, maternity leave, military leave (including, without limitation, service in the National Guard or the Army Reserves) or any other personal leave approved by the Committee. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days unless re-employment upon expiration of such leave is guaranteed by statute or contract.

2

(j)	“Corporate Transaction” means any of the following transactions:

(i)  a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation with (1) IDT Corporation or its affiliates, (2) David Colburn, Shaman II, L.P. or their respective affiliates, or (3) any other stockholder of the Company and their respective affiliates as of the date the Plan is adopted by the stockholders, or (B) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) eighty percent (80%) or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or (C) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction); or

(ii)  the approval by the Company’s directors and stockholders of a plan of complete liquidation of the Company or a definitive agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect) (other than to (A) IDT Corporation or its affiliates, (B) David Colburn, Shaman II, L.P. or their respective affiliates, or (C) any other stockholder of the Company and their respective affiliates as of the date the Plan is adopted by the stockholders).

(k)	“Deferred Stock Units” mean a Grantee’s rights to receive shares of Common Stock on a deferred basis, subject to such restrictions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

(I)	“Disability” means a Grantee’s inability to perform his or her duties with the Company or Related Entity by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n)	“Fair Market Value” per share as of a particular date means the value of a share of Common Stock, determined as follows: if on the date of grant of an Award or other determination date the Common Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Common Stock shall be the closing price of the Common Stock on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the date of grant of an Award or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Common Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Common Stock as determined by the Committee in good faith in a manner consistent with Code Section 409A.

3

(o)	“Grantee” means a person who receives a grant of Options, Restricted Stock or Deferred Stock Units under the Plan.

(p)	“Incentive Stock Option” means any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

(q)	“Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement by and among the Company and the stockholders of the Company dated as of September 23, 2008, as the same may be modified, amended or supplemented from time to time.

(r)	“Nonqualified Stock Option” means any option not designated as an Incentive Stock Option.

(s)	“Option” or “Options” means a grant to a Grantee of an option or options to purchase shares of Common Stock.

(t)	“Option Agreement” shall have the meaning set forth in Section 6 of the Plan.

(u)	“Option Price” means the exercise price of the shares of Common Stock, as applicable, covered by an Option.

(v)	“Parent” means any “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

(w)	“Plan” means this Zedge Holdings, Inc. 2008 Omnibus Stock Incentive Plan, as amended or restated from time to time.

(x)	“Related Entity” means any Parent, Subsidiary or any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(y)	“Related Entity Disposition” means the sale, distribution or other disposition by the Company of all or substantially all of the Company’s interest in any Related Entity effected by a sale, merger or consolidation or other transaction involving such Related Entity or the sale of all or substantially all of the assets of such Related Entity (in each case not involving IDT Corporation or its affiliates). For purposes of granting stock options, an entity may not be considered a Related Entity if it results in noncompliance with Code Section 409A.

4

(z)	“Restricted Period” shall have the meaning set forth in Section 9W) of the Plan.

(aa) “Restricted Stock” means shares of Common Stock issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of refusal, repurchase provisions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

(bb) “Retirement” means a Grantee’s retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any Related Entity in which the Grantee participates.

(cc) “Rule 16b-3” means Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

(dd) “Service” means service as a Service Provider to the Company or Related Entity. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or a Related Entity. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

(ee) “Service Provider” means an employee, officer or director of the Company or a Related Entity, or a consultant or adviser (who is a natural person) currently providing services to the Company or a Related Entity.

(ff) “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

(gg) “Tax Event” shall have the meaning set forth in Section 14 of the Plan.

(hh) “Ten Percent Stockholder” means a Grantee who at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Parent or Subsidiary.

3.	Administration.

(a)	The Plan shall be administered by the Committee, the members of which may be composed of (i) “non-employee directors” under Rule 16b-3 and “outside directors” under Section 162(m) of the Code (if applicable), or (ii) any other members of the Board.

5

(b)	The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each Option; to determine the persons to whom, and the time or times at which Awards shall be granted; to determine the number of shares to be covered by each Award; to interpret the Plan and any award under the Plan; to reconcile any inconsistent terms in the Plan or any award under the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical) and to cancel or suspend awards, as necessary; to make all other determinations deemed necessary or advisable for the administration of the Plan and to amend the provisions of any outstanding Award or Award Agreement; provided, however, that any amendment that would adversely affect a Grantee’s nights under an outstanding Award Agreement may be made only with the Grantee’s written consent. Notwithstanding the foregoing provisions, the Committee may, without a Grantee’s written consent, amend the provisions of an outstanding Award Agreement to maintain the qualified status of an Incentive Stock Option, and to bring an Award Agreement into compliance with, or obtain an exemption from, the requirements of Code Section 409A.

(c)	All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

(d)	The Committee may delegate to one or more executive officers of the Company the authority to (i) grant Awards under the Plan to Service Providers who are not officers or directors of the Company, (ii) execute and deliver documents or take such other ministerial actions on behalf of the Committee with respect to Awards and (iii) to make interpretations of the Plan. The grant of authority in this Section 3(d) shall be subject to such conditions and limitations as may be determined by the Committee. If the Committee delegates authority to any such executive officer or executive officers of the Company pursuant to this Section 3(d), and such executive officer or executive officers grant awards pursuant to such delegated authority, references in this Plan to the “Committee” as they relate to such awards shall be deemed to refer to such executive officer or executive officers, as applicable.

4.	Eligibility.

Awards may be granted to any Service Provider whose participation in the Plan is determined to be in the best interests of the Company by the Committee. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

6

5.	Stock.

(a)	The maximum number of shares of Common Stock reserved for the grant of Awards under the Plan shall be Twenty Seven Thousand, One Hundred Eighteen (27,118), subject to adjustment as provided in Section 12 of the Plan. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

(b)	If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan, unless otherwise determined by the Committee.

(c)	In no event may a Grantee be granted during any calendar year Options to acquire more than an aggregate of 50,000 shares of Common Stock or more than 50,000 shares of Restricted Stock or Deferred Stock Units, subject to adjustment as provided in Section 12 of the Plan.

6.	Terms and Conditions of Options.

(a)	OPTION AGREEMENT. Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement.

(b)	NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Common Stock, as applicable, to which the Option relates.

(c)	TYPE OF OPTION. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. In the absence of such designation, the Option will be deemed to be a Nonqualified Stock Option.

(d)	OPTION PRICE. Each Option Agreement shall state the Option Price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 12 of the Plan.

(e)	MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock, as applicable, having a Fair Market Value equal to such Option Price or in a combination of cash and Common Stock, as applicable, including a cashless exercise procedure through a broker-dealer; provided, however, that in the case of an Incentive Stock Option, the medium of payment shall be determined at the time of grant and set forth in the applicable Option Agreement.

7

(f)	TERM AND EXERCISABILITY OF OPTIONS. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(f) and 6(g) of the Plan. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company’s transfer agent or other administrator designated by the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

(g)	TERMINATION. Except as provided in this Section 6(g) and in Section 6(h) of the Plan, an Option may not be exercised unless the Grantee is then a Service Provider to the Company or a Related Entity (or a corporation or a parent or subsidiary of such corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained in Continuous Service since the date of grant of the Option. In the event that the Service of a Grantee is terminated (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of Grantee’s termination may, unless earlier terminated in accordance with their terms, be exercised within one hundred eighty (180) days after the date of termination (or such different period as the Committee shall prescribe).

(h)	DEATH, DISABILITY OR RETIREMENT OF GRANTEE. If a Grantee shall die while a Service Provider, or within thirty (30) days after the date of termination of such Grantee’s Service (or within such different period as the Committee may have provided pursuant to Section 6(g) of the Plan), or if the Grantee’s relationship as a Service Provider terminates by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within one hundred eighty (180) days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the relationship of a Grantee as a Service Provider terminates on account of such Grantee’s Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

(i)	OTHER PROVISIONS. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

8

7.	Non qualified Stock Options.

Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 of the Plan.

8.	Incentive Stock Options.

Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 of the Plan:

(a)	LIMITATION ON ELIGIBILITY. Only employees of the Company or any parent or Subsidiary of the Company may be granted an Incentive Stock Option.

(b)	LIMITATION ON VALUE OF SHARES. To the extent that the aggregate Fair Market Value of shares of Common Stock subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Common Stock shall be determined as of the date that the Option with respect to such shares was granted.

(c)	TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.	Restricted Stock.

The Committee may award shares of Restricted Stock to any Service Provider. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a)	NUMBER OF SHARES. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

9

(b)	RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including, but not limited to, the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. The Company may, at its option, maintain issued shares in book entry form. Certificates, if any, for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, any such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

(c)	FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee’s Continuous Service shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Section 9(e) of the Plan) shall thereupon be forfeited by the Grantee and transferred to, and retired by, the Company without cost to the Company or any Related Entity, and such shares shall become available for subsequent grants of awards under the Plan, unless otherwise determined by the Committee.

(d)	OWNERSHIP. During the Restricted Period, the Grantee shall possess all incidents of ownership of such shares, subject to Section 9(b) of the Plan, including the right to receive dividends with respect to such shares and to vote such shares.

(e)	ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of any of the events specified in Section 12 of the Plan (and subject to the conditions set forth therein), all restrictions then outstanding on any shares of Restricted Stock awarded under the Plan shall lapse as of the applicable date set forth in Section 12 of the Plan. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

10

10.	Deferred Stock Units.

The Committee may award Deferred Stock Units to any Service Provider. Each award of Deferred Stock Units under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a)	NUMBER OF SHARES. Each Agreement for Deferred Stock Units shall state the number of shares of Common Stock to be subject to an award.

(b)	RESTRICTIONS. Deferred Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, until shares of Common Stock are payable with respect to an award. The Committee may impose such vesting restrictions and conditions on the payment of shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee.

(c)	FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee’s Continuous Service terminates for any reason prior to the Grantee becoming fully vested in the award, then the Grantee’s rights under any unvested Deferred Stock Units shall be forfeited without cost to the Company or any Related Entity.

(d)	OWNERSHIP. Until shares are delivered with respect to Deferred Stock Units, the Grantee shall not possess any incidents of ownership of such shares, including the right to receive dividends with respect to such shares and to vote such shares.

(e)	ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of any of the events specified in Section 12 of the Plan (and subject to the conditions set forth therein), all restrictions then outstanding on any Deferred Stock Units awarded under the Plan shall lapse as of the applicable date set forth in Section 12 of the Plan. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of any restricted period with respect to any or all of the shares of Deferred Stock Units awarded on such terms and conditions as the Committee shall deem appropriate.

11.	Effect of Certain Changes.

(a)	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the Committee shall equitably adjust (i) the maximum number of Options or shares of Restricted Stock that may be awarded to a Grantee in any calendar year (as provided in Section 5 of the Plan), (H) the number of shares of Common Stock available for Awards under the Plan, (iii) the number and/or kind of shares covered by outstanding Awards and (iv) the price per share of Options, in each such case so as to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

11

(b)	CHANGE IN COMMON STOCK. In the event of a change in the Common Stock as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

12.	Corporate Transaction; Change in Control; Related Entity Disposition.

(a)	CORPORATE TRANSACTION. In the event of a Corporate Transaction, each Award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions on transfer (except with regard to the Investor Rights Agreement and such other agreements between the Grantee and the Company) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding awards of Options under the Plan shall terminate, unless otherwise determined by the Committee. However, all such awards shall not terminate if the awards are, in connection with the Corporate Transaction, expressly assumed by the successor corporation or Parent thereof (but no party shall have any obligation to do so).

(b)	CHANGE IN CONTROL. In the event of a Change in Control (other than a Change in Control which is also a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control.

(c)	RELATED ENTITY DISPOSITION. The Continuous Service of each Grantee (who is primarily engaged in service to a Related Entity at the time it is involved in a Related Entity Disposition) shall terminate effective upon the consummation of such Related Entity Disposition, and each outstanding award of such Grantee under the Plan shall become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions (except with regard to the Investor Rights Agreement and such other agreements between the Grantee and the Company). Unless otherwise determined by the Committee, the Continuous Service of a Grantee shall not be deemed to terminate (and each outstanding award of such Grantee under the Plan shall not become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall not be released from any restrictions on transfer) if (i) a Related Entity Disposition involves the spin-off of a Related Entity, for so long as such Grantee continues to remain in the service of such entity that constituted the Related Entity immediately prior to the consummation of such Related Entity Disposition (“SpinCo”) in any capacity of officer, employee, director or consultant or (ii) an outstanding award is assumed by the surviving corporation (whether SpinCo or otherwise) or its parent entity in connection with a Related Entity Disposition.

12

(d)	SUBSTITUTE AWARDS. The Committee may grant awards under the Plan in substitution of stock-based incentive awards held by employees or consultants of another entity who become Service Providers of the Company or any Subsidiary by reason of a merger or consolidation of such entity with the Company or any Related Entity, or the acquisition by the Company or any Related Entity of property or equity of such entity, upon such terms and conditions as the Committee may determine, and such awards shall not count against the share limitation set forth in Section 5 of the Plan.

13.	Transferability of Awards and Common Stock.

(a)	No Award granted under the Plan shall be transferable by a Grantee other than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the Grantee, only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee’s guardian or legal representative. The terms and conditions of any Award granted under the Plan, including the transferability of any such award (including, without limitation, restrictions set forth in the Investor Rights Agreement), shall be binding upon the executors, administrators, heirs and successors of the Grantee and, to the extent applicable, will continue to remain subject to the withholding tax requirements set forth in Section 14 of the Plan.

(b)	Any shares of Common Stock issued under, or in connection with, any Award shall be subject to the Investor Rights Agreement. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares executes a joinder to such Investor Rights Agreement and/or make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable to insure that any and all shares of the Common Stock shall remain subject to the Investor Rights Agreement after receipt thereof.

14.	Agreement by Grantee regarding Withholding Taxes.

(a)	If the Committee shall so require, as a condition of exercise of an Option, the expiration of a Restricted Period or payment of a Deferred Stock Unit (each, a “Tax Event”), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Unless determined otherwise by the Committee, a Grantee shall permit, to the extent permitted or required by law, the Company to withhold federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. Unless otherwise determined by the Committee, any such above-described withholding obligation may, in the discretion of the Company, be satisfied by the withholding by the Company or delivery to the Company of Common Stock.

13

15.	Rights as a Stockholder.

Except as provided in Section 9(d) of the Plan, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of such shares to him or her. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such shares are issued, except as provided in Section 11(a) of the Plan.

16.	No Rights to Employment; Forfeiture of Gains.

Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue as a director of, in the employ of, or in a consultant relationship with, the Company or any Related Entity or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Related Entity to terminate such Grantee’s employment or consulting relationship. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be a Service Provider. The Agreement for any award under the Plan may require the Grantee to pay to the Company any financial gain realized from the prior exercise, vesting or payment of the award in the event that the Grantee engages in conduct that violates any non-compete, non-solicitation or non-disclosure obligation of the Grantee under any agreement with the Company or any Related Entity, including, without limitation, any such obligations provided in the Agreement.

17.	Beneficiary.

A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

18.	Effective Date; Authorized Share Approval; Amendment and Termination of the Plan.

(a)	EFFECTIVE DATE. The Plan is effective as of the date on which the Plan was adopted by the Board; provided that no stock options issued hereunder shall be treated as Incentive Stock Options, regardless of the designation in the Grant Agreement, unless the Plan is approved by the shareholders of the Company within twelve (12) months of its adoption by the Board in accordance with the By-laws and Certificate of Incorporation of the Company and governing law relating to such matters. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth (101h) anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

14

(b)	AMENDMENT AND TERMINATION OF THE PLAN. The Board, or the Committee if so delegated by the Board, at any time and from time to time may suspend, terminate, modify or amend the Plan; however, unless otherwise determined by the Board, or the Committee if applicable, an amendment that requires stockholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 12(a) of the Plan, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained. Notwithstanding the foregoing provisions, the Committee may, without a Grantee’s written consent, amend the provisions of an outstanding Award Agreement to maintain the qualified status of an Incentive Stock Option, and to bring an Award Agreement into compliance with, or obtain an exemption from, the requirements of Code Section 409A.

19.	Requirements of Law.

(a)	GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

(b)	COMPLIANCE WITH LAWS. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Common Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. In furtherance of the above, during any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15

(c)	COMPLIANCE WITH THE CODE. If any provision of the Plan, any Award, or Award Agreement conflicts with the requirements of Code Section 162(m) (if applicable) or 422 for Awards subject to these requirements, then that provision shall not apply to the extent of the conflict. Notwithstanding any other provision of the Plan, the Board and the Committee shall administer the Plan, and exercise all authority and discretion under the Plan, to satisfy the requirements of Code Section 409A or any exemption thereto.

To record approval of the Plan, as amended and restated on November 1, 2011, the Company has caused its authorized officer to execute the Plan.

ZEDGE HOLDINGS, INC.

By:	/s/ Tom Arnoy
Title:	Tom Arnoy
Chief Executive Officer

16